Exhibit 1.1

30,941,102 Shares of Common Stock

Warrants to Purchase 22,011,265 Shares of Common Stock

and

Pre-Funded Warrants to Purchase 13,081,428 Shares of Common Stock

MAST THERAPEUTICS, INC.

UNDERWRITING AGREEMENT

November 6, 2014

COWEN AND COMPANY, LLC

As Representative of the several Underwriters

599 Lexington Avenue

New York, New York 10022

Dear Sirs:

1.

INTRODUCTORY. Mast Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), for whom Cowen and Company, LLC is acting as representative (the “Representative”), an aggregate of (A) 30,941,102 Series A Units (the “Series A Units”), with each Series A Unit consisting of (i) one share of common stock, par value $0.001 of the Company (the “Common Stock”), and (ii) one-half (0.5) of a warrant in the form attached hereto as Exhibit A, and (B) 13,081,428 Series B Units (the “Series B Units” and together with the Series A Units, the “Units”), with each Series B Unit consisting of (i) one pre-funded warrant to purchase one share of Common Stock in the form attached hereto as Exhibit B (the “Pre-Funded Warrants”), and (ii) one-half (0.5) of a warrant in the form attached hereto as Exhibit A. The warrants included in the Series A Units together with the warrants included in the Series B Units (but excluding the Pre-Funded Warrants) are herein collectively referred to as the “Warrants”. Each whole Warrant will entitle the holder to purchase one share of Common Stock. Each Pre-Funded Warrant will entitle the holder to purchase one share of Common Stock. The shares of Common Stock included in the Series A Units are herein collectively referred to as the “Shares”. The Shares, Warrants and Pre-Funded Warrants are herein collectively referred to as the “Securities.”

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters, as of the date hereof and as of the Closing Date (as defined below), and agrees with the several Underwriters, that:

(a) Registration Statement. A registration statement of the Company on Form S-3 (File No. 333-179989) (including all amendments thereto, the “Initial Registration Statement”) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Company meets the requirements for use of Form S-3 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore made available to you and each of the other Underwriters, and, excluding exhibits thereto, have been declared effective by the Commission in such form and meet the requirements of the Securities Act, and the Rules and Regulations. The proposed offering of the Securities may be made pursuant to General Instruction I.B.1 of Form S-3. Other than (i) the Initial Registration Statement, (ii) a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”), (iii) any Preliminary Prospectus (as defined below), (iv) the Prospectus (as defined below) contemplated by this Agreement to be filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 4(a) hereof and (v) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Securities has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission. Any preliminary prospectus relating to the offer and sale of the Securities and included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). The Initial Registration Statement including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rules 430A, 430B and 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective is hereinafter collectively called the “Registration Statement.” If the Company has filed a Rule 462(b) Registration Statement, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The base prospectus included in the Initial Registration Statement at the time of effectiveness thereof (the “Base Prospectus”), as supplemented by the final prospectus supplement relating to the offer and sale of the Securities, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.”

Any reference herein to the Registration Statement, Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such Registration Statement, Preliminary Prospectus or the Prospectus. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or the Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be. Any reference to (i) the Registration Statement shall be deemed to refer to and include the annual report of the last completed fiscal year of the Company on Form 10-K filed under Section 13(a) or 15(d) of the Exchange Act prior to the date hereof and (ii) the effective date of such Registration Statement shall be deemed to refer to and include the date such Registration Statement became effective and, if later, the date such Form 10-K was so filed. Any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of this Agreement that is incorporated by reference in the Registration Statement.

(b) General Disclosure Package. As of the Applicable Time (as defined below) and as of the Closing Date, neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below) and the information included on Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) the bona fide electronic roadshow (as defined in Rule 433(h)(5) of the Rules and Regulations), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Pricing Prospectus or any Issuer

Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17). As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 9:00 A.M., New York City time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Pricing Prospectus” means the most recent Preliminary Prospectus relating to the Securities, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) No Stop Orders; No Material Misstatements. No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d) Registration Statement and Prospectus Contents. At the respective times the Registration Statement and any amendments thereto became or become effective as to the Underwriters and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e) Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in Section 4(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the foregoing representations and warranties in this paragraph (e) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f) Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show” as described in Rule 433(d)(8) of the Rules and Regulations) in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h) Not an Ineligible Issuer. At the time of filing the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not, and the Company currently is not, an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(i) Authorization; Enforceability. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Company has corporate power and authority to enter into the warrant agent agreements governing the Warrants and Pre-Funded Warrants (together, the “Warrant Agent Agreement”), to be dated as of the Closing Date and entered into by and between the Company and American Stock Transfer & Trust Company, LLC (the “Warrant Agent”), and perform the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Company; the Warrant Agent Agreement has been duly authorized by the Company and, when executed and delivered by the Company and the Warrant Agent, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles

(j) The Warrants and Pre-Funded Warrants. The Warrants and the Pre-Funded Warrants have been duly authorized for issuance and sale by the Company and, when executed, issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth therein, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(k) Authorization of the Shares and Common Stock Underlying the Warrants and Pre-Funded Warrants. The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus. The shares of Common Stock underlying the Warrants and the Pre-Funded Warrants have been duly authorized and reserved for issuance upon exercise of the Warrants and the Pre-Funded Warrants, as applicable, in a number sufficient to meet the current exercise requirements. Upon exercise of the Warrants and Pre-Funded Warrants in accordance with their terms, the shares of Common Stock issuable thereupon will be duly and validly issued and fully paid and non-assessable, and free of any preemptive or similar rights and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus. The warrants of the Company (including the Warrants and the Pre-Funded Warrants) conform in all material respects to the description thereof contained in the Registration Statement, General Disclosure Package and the Prospectus.

(l) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(m) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, General Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the results of operations, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business: and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for regular quarterly dividends publicly announced by the Company or dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(n) Independent Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Company’s Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(o) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement and included in the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated therein and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in or incorporated in the Registration Statement.

(p) Incorporation and Good Standing of the Company and its Subsidiaries. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, General Disclosure Package, and the Prospectus and to enter into and perform its obligations under this Agreement. SynthRx, Inc. is the Company’s only significant subsidiary (as defined in Rule 1-02 (w) of Regulation S-X of the Exchange Act) (the “Significant Subsidiary”). All references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis. The Significant Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, General Disclosure Package, and the Prospectus. Each of the Company and the Significant Subsidiary is duly qualified as a foreign corporation or foreign partnership to transact business and is in good standing in the State of California and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions (other than the State of California) where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as described in the Registration Statement, General Disclosure Package, and the Prospectus, all of the issued and outstanding equity interests of the Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year.

(q) Capital Stock Matters. The capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, General Disclosure package, and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in all material respects in the Registration Statement, General Disclosure Package, and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, General Disclosure Package, and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and the Warrant Agent Agreement and consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. Except for such consent, approval, authorization or other order of, or registration or filing with, the NYSE MKT LLC (the “Exchange”), no consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and the Warrant Agent Agreement and consummation of the transactions contemplated hereby, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

(s) No Material Actions or Proceedings. Except as disclosed in the Registration Statement, General Disclosure Package, and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against the Company or any of its subsidiaries, (ii) to the Company’s knowledge, which has as the subject thereof any officer or director of the Company and is required to be disclosed by the Company pursuant to the Exchange Act, (iii) which has as the subject thereof any property owned or leased by the Company or any of its subsidiaries or (iv) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent.

(t) All Necessary Permits, etc. Except as otherwise disclosed in the Registration Statement, General Disclosure Package, and the Prospectus, the Company and each subsidiary possess or has obtained such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, other than those the failure to possess or own would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(u) Tax Law Compliance. Subject to any permitted extensions, the Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income, property and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(o) above in respect of all federal, state and foreign income, property and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(v) Insurance. Except as otherwise described in the Registration Statement, General Disclosure Package, and the Prospectus, each of the Company and its subsidiaries are insured by insurers believed to be financially sound and reputable, with policies in such amounts and with such deductibles and covering such risks as are customary for the business for which it is engaged. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(w) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

(x) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Registration Statement, General Disclosure Package, or Prospectus which have not been described as required.

(y) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Registration Statement, General Disclosure Package, or the Prospectus.

(z) Company’s Accounting System. The Company maintains a system of accounting controls in a manner designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa) Compliance with Environmental Laws. Except as otherwise described in the Registration Statement, General Disclosure Package, and the Prospectus, and except as would not, individually or in the aggregate, result in a Material Adverse Change (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the Company’s knowledge, threatened in writing against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law or an Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

(bb) Intellectual Property. Except as otherwise disclosed in the Registration Statement, General Disclosure Package, and the Prospectus, the Company and its subsidiaries own or possess the valid right to use all (i) patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures), in each case reasonably necessary to conduct their respective businesses as now conducted, except for those rights as such failure to own, possess, license, or acquire such rights would not reasonably be expected to result in a Material Adverse Change (collectively, “Intellectual Property Assets”). The Company and its subsidiaries have not received written notice of any challenge, which is, to their knowledge, still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries. Except as would not reasonably be expected to result in a Material Adverse Change, to the knowledge of the Company, (i) the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person, (ii) all licenses for the use of material Intellectual Property Rights described in the Registration Statement, General Disclosure Package, and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms, (iii) the Company has complied in all material respects with, and is not in breach, nor has received any written asserted or threatened claim of breach, of any such Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. Except as described in the Registration Statement, General Disclosure Package, and the Prospectus, to the Company’s knowledge, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.

(cc) Regulatory Authorizations. Except as disclosed in the Registration Statement, General Disclosure Package, and the Prospectus, each of the Company and its subsidiaries possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as currently conducted (including without limitation, those required for the manufacture and distribution of its product candidates for clinical and nonclinical testing, and the clinical and nonclinical testing of any product candidates) as disclosed in the Registration Statement, General Disclosure Package, and the Prospectus, except where the failure to possess such certificates, authorizations and permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(dd) Brokers. Other than as contemplated by this Agreement or the Warrant Agent Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement (other than fees and/or commissions paid or payable to the Warrant Agent for performing services as warrant agent).

(ee) No Outstanding Loans or Other Indebtedness. Except as described in the Registration Statement, General Disclosure Package and the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(ff) Compliance with Certain Laws, Rules, Procedures, Etc. Except as disclosed in the Registration Statement, General Disclosure Package, and the Prospectus, to the Company’s knowledge, the conduct of the preclinical and clinical testing, and manufacture of the products of the Company or any subsidiary is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The descriptions of the results of such tests and trials contained in the Registration Statement, General Disclosure Package and the Prospectus are accurate in all material respects. Except as otherwise disclosed in the Registration Statement, General Disclosure Package, and the Prospectus, the Company has not received notice of adverse finding, warning letter or clinical hold notice from the FDA or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters, and correspondences and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as disclosed in the Registration Statement, General Disclosure Package, and the Prospectus, neither the Company nor any subsidiary has, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product of the Company or any subsidiary, any alleged product defect of any product of the Company or the subsidiary, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product of the Company or any subsidiary, and the Company is not aware of any facts or information that would cause it to initiate any such notice or action and has no knowledge or reason to believe that the FDA, the EMEA or any other governmental agency or authority or any institutional or ethical review board or other non-governmental authority intends to impose, require, request or suggest such notice or action, except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company has not received and is otherwise not aware of any notices, correspondence or other communication from the FDA or other governmental regulatory agency or subdivision thereof, or any institutional or ethical review boards, asserting non-compliance with any applicable statutes, rules, regulations, orders, or other laws, or requiring or requesting the termination, suspension or modification of any preclinical or clinical studies, tests, investigations, or trials conducted by, or on behalf of, the Company or any subsidiary or in which the Company or any subsidiary has participated, except is each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective numbers of Shares, Warrants and Pre-Funded Warrants set forth opposite the names of the Underwriters in Schedule A hereto.

The purchase price to be paid by the Underwriters to the Company for the Series A Units shall be $0.4548 per unit (the “Series A Unit Purchase Price”) and the purchase price to be paid by the Underwriters to the Company for the Series B Units shall be $0.4453 per unit (the “Series B Unit Purchase Price” and together with the Series A Unit Purchase Price, the “Purchase Price”).

The Company will deliver the Shares, Warrants and Pre-Funded Warrants to the Representative for the respective accounts of the several Underwriters, through the facilities of The Depository Trust Company, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Closing Date against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank specified by the Company payable to the order of the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on November 12, 2014, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “Closing Date”. The Closing Date and the location of delivery of, and the form of payment for, the Shares, Warrants and Pre-Funded Warrants may be varied by agreement the Company and the Representative.

The several Underwriters propose to offer the Series A Units and the Series B Units for sale upon the terms and conditions set forth in the Prospectus.

4.	FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters:

(a) Required Filings; Amendments or Supplements; Notice to the Representative. To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission by 10:00 P.M., New York time, on the date hereof, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Rules and Regulations; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business (2nd) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by the Securities Act; to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Securities; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its commercially reasonable efforts to obtain the withdrawal of such order.

(b) Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c) Ongoing Compliance. If at any time prior to the date when a prospectus relating to the Securities is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Representative thereof and upon their request will prepare an appropriate amendment or supplement or upon their request make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act in form and substance satisfactory to the Representative which will correct such statement or omission or effect such compliance and will use its commercially reasonable efforts to have any amendment to the Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities electronic copies of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) relating to the Securities, the Company upon the request of the Representative will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may reasonably request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d) Amendment to General Disclosure Package. If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances then prevailing, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e) Amendment to Issuer Free Writing Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f) Delivery of Registration Statement. To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), upon the request of the Representative, to furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g) Delivery of Copies. Upon request of the Representative, to the extent not available on EDGAR, to deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement), and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vii) of this paragraph (g) to be made not later than 10:00 A.M., New York City time, on the business day following the date of such document).

(h) Earnings Statement. To make generally available to its stockholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(i) Blue Sky Compliance. To take promptly from time to time such actions as the Representative may reasonably request to qualify the Shares, Warrants and Pre-Funded Warrants for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares, Warrants and Pre-Funded Warrants in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(j) Reports. Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters, (i) as soon as they are available, copies of all reports or other communications (financial or other) furnished to stockholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange on which the Common Stock is listed. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(k) Lock-Up. Except pursuant to that certain Sales Agreement dated as of February 10, 2014 between the Company and Cowen and Company, LLC (the “Sales Agreement”), subject to clause 2(l) below, during the period commencing on and including the date hereof and ending on and including the 90th day following the date of this Agreement (as the same may be extended as described below, the “Lock-Up Period”) the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Stock, options, rights or warrants to acquire Common Stock or securities exchangeable or exercisable for or convertible into Common Stock (other than is contemplated by this Agreement with respect to the Securities) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (i) issue Common Stock and options to purchase Common Stock, shares of Common Stock underlying options granted and other securities, each pursuant to any director or employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (ii) issue Common Stock pursuant to the conversion of securities or the exercise of warrants, which securities or warrants are outstanding on the date hereof and described in the General Disclosure Package; (iii) adopt a new equity incentive plan, and file a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and issue securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (1) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (2) this clause (iii) shall not be available unless each recipient who is a director or officer of the Company listed on Schedule D hereto of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period. Notwithstanding the foregoing, if (A) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (B) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Representative waives, in writing, such extension (which waiver may be withheld at the sole discretion of the Representative), except that such extension will not apply if (x) the Common Stock is an “actively traded security” (as defined in Regulation M), (y) the Company meets the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (z) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publication or distribution, by any of the Underwriters, of any research reports relating to the Company during the 15 days before or after the last day of the Lock-up Period (before giving effect to such extension). The Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-up Period, subject to the Representative’s agreement to hold such information in confidence prior to public disclosure of the same. In addition, The Company will cause each person and entity listed in Schedule D to furnish to the Representative, prior to the Closing Date, a letter, substantially in the form of Exhibit C hereto.

(l) ATM Lock-Up. The Company will not, for a period of thirty (30) days from the date of this Agreement, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock pursuant to the Sales Agreement.

(m) Delivery of SEC Correspondence. To supply the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares, Warrants and Pre-Funded Warrants under the Securities Act or any of the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(n) Press Releases. Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative is notified), without the prior consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(o) Compliance with Regulation M. Until the Underwriters shall have notified the Company of the completion of the resale of the Shares, Warrants and Pre-Funded Warrants, that the Company will not, and will use its commercially reasonable efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, Warrants and Pre-Funded Warrants, or attempt to induce any person to purchase any Shares, Warrants and Pre-Funded Warrants; and not to, and to use its commercially reasonable efforts to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares, Warrants and Pre-Funded Warrants.

(p) Registrar and Transfer Agent. To maintain at its expense a registrar and transfer agent for the Shares and shares of Common Stock underlying the Warrants and Pre-Funded Warrants.

(q) Use of Proceeds. To apply the net proceeds from the sale of the Securities as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds,” and except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(r) Exchange Listing. To use its commercially reasonable efforts to cause the Shares and shares of Common Stock underlying the Warrants and the Pre-Funded Warrants to be listed on the Exchange.

(s) Performance of Covenants and Satisfaction of Conditions. To use its commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

5. PAYMENT OF EXPENSES. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (b) the costs incident to the registration of the Securities under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration

Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing the “Agreement Among Underwriters” between the Representative and the Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire, this Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Securities and any filings made with FINRA; (e) any applicable listing or other fees; (f) the reasonable fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(k) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Shares; (i) the reasonable fees, disbursements and expenses of counsel to the Underwriters; (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and such Company-approved consultants, including the cost of any aircraft chartered in connection with the road show with prior approval of the Company; and (k) all other costs and expenses incident to the offering of the Securities or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants; provided that, notwithstanding the foregoing in this Section 5 and notwithstanding the obligations of the Company set forth in Sections 9 and 10, the Company shall not be obligated to pay any fees, disbursements and expenses of the Underwriters pursuant to this Section 5 and Sections 9 and 10 in excess of $100,000 in the aggregate; and provided further that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel not contemplated herein, any transfer taxes on the resale of any Securities by them and the expenses of advertising any offering of the Securities made by the Underwriters.

6. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Registration Compliance; No Stop Orders. The Registration Statement has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section (a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no unresolved objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) No Material Misstatements. None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) Corporate Proceedings. All corporate proceedings incident to the authorization, form and validity of each of this Agreement, the Securities, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Opinion and 10b-5 Statement of Counsel for the Company. DLA Piper LLP (US) shall have furnished to the Representative such counsel’s written opinion and 10b-5 Statement, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(e) Intellectual Property Opinion. McKenna Long & Aldridge LLP shall have furnished to the Representative such counsel’s written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative.

(f) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received from LeClairRyan, A Professional Corporation, counsel for the Underwriters, such opinion or opinions and 10b-5 Statement, dated the Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCooper LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring Down Comfort. On the effective date of any post-effective amendment to the Registration Statement and on the Closing Date, the Representative shall have received a letter (the “bring-down letter”) from PricewaterhouseCoopers LLP addressed to the Underwriters and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (g) of this Section 6.

(i) Officer’s Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date, of its Chairman of the Board or President and its Chief Financial Officer stating in their respective capacities as officers of the Company on behalf of the Company that (i) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto, shall be in effect and no proceedings for such purpose shall have been instituted or, to their knowledge, threatened by the Commission, (ii) for the period from and including the date of this Agreement through and including such Closing Date, there has not occurred any Material Adverse Change, (iii) to their knowledge, after reasonable investigation, as of such Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would reasonably be expected to involve a Material Adverse Change, except as set forth in the General Disclosure Package and the Prospectus.

(j) No Material Adverse Change. Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(k) No Legal Impediment to Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental or regulatory agency or body which would prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l) No Downgrade. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.

(m) Market Conditions. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in any of the Company’s securities shall have been suspended or materially limited by the Commission or the Exchange, or trading in securities generally on the New York Stock Exchange, NASDAQ Global Select Market, NASDAQ Global Market, NASDAQ Capital Market or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(n) Exchange Listing. The Exchange shall have approved the Shares and the shares of Common Stock underlying the Warrants and the Pre-Funded Warrants for listing therein, subject only to official notice of issuance.

(o) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(p) Lock Up Agreements. The Representative shall have received the written agreements, substantially in the form of Exhibit C hereto, of the officers, directors, stockholders, optionholders and warrantholders of the Company listed in Schedule D to this Agreement.

(q) Warrant Agent Agreement. The Representative shall have received copies, duly executed by the Company and the Warrant Agent, of the Warrant Agent Agreement.

(r) Secretary’s Certificate. The Company shall have furnished to the Representative a Secretary’s Certificate of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(s) Chief Financial Officer Certificate. The Company shall have furnished to the Representative a certificate, dated such Closing Date, of its Chief Financial Officer, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(t) Chief Medical Officer Certificate. The Company shall have furnished to the Representative a certificate, dated such Closing Date, of its Chief Financial Officer, in form and substance reasonably satisfactory to counsel for the Underwriters and customary for the type of offering contemplated by this Agreement.

(u) Additional Document. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.	INDEMNIFICATION AND CONTRIBUTION.

(a) Indemnification of Underwriters by the Company. The Company shall indemnify and hold harmless:

each Underwriter, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement, the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any Marketing Materials made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.

The indemnity agreement in this Section 7(a) is not exclusive and is in addition to each other liability which the Company might have under this Agreement or otherwise, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Underwriter Indemnified Party.

(b) Indemnification of Company by the Underwriters. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Representative in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement accompanied by documentation of such fees and expenses, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in the Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.

(e) The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 7(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 7(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7, no Underwriters shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representative, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 6(i), 6(j), 6(k), or 6(l) have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS’ EXPENSES. Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Securities for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement or (d) the sale of the Securities is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the reasonable documented fees and out-of-pocket expenses of Underwriters’ counsel and for such other documented out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Securities, including, without limitation, documented travel and lodging expenses of the Underwriters, and upon demand the Company shall pay the full amount thereof to the Representative; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter provided further that the foregoing shall not limit any reimbursement obligation of the Company to any non-defaulting Underwriter under this Section 9; provided further that, notwithstanding anything in this Section 9 to the contrary, the maximum amount of fees and expenses incurred by the Underwriters in connection with this Agreement that the Company shall be obligated to pay or reimburse to the Underwriters pursuant to Section 5, this Section 9 and Section 10 is $100,000 in the aggregate.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Securities hereunder on any Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed to non-defaulting Underwriters pursuant to Sections 5 and 9 and the provisions of Section 7 and Sections 11 through 21, inclusive, shall not terminate and shall remain in full force and effect.

11.	ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative has been retained solely to act as underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b) the price of the Units set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Securities. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex, facsimile transmission or email to Cowen and Company, LLC, Attention: Head of Equity Capital Markets, Fax: 646-562-1249 with a copy to the General Counsel, Fax: 646-562-1124; and

(b) if to the Company shall be delivered or sent by mail, telex, facsimile transmission or email to Mast Therapeutics, Inc., 12390 El Camino Real, Suite 150, San Diego, CA 92130, Attention: Chief Financial Officer, Fax: 858-552-0876, email broberts@mastthera.com with copies to the Legal Department, email shood@mastthera.com and DLA Piper LLP (US), Attention: Michael S. Kagnoff, email michael.kagnoff@dlapiper.com;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail, or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 under the Securities Act, (b) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading and (c) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations. The Company irrevocably (a) submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, the Registration Statement and any Preliminary Prospectus or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum.

17. UNDERWRITERS’ INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters’ Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained in the third and eleventh paragraphs under the heading “Underwriting.”

18. AUTHORITY OF THE REPRESENTATIVE. In connection with this Agreement, the Representative will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

19. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

21. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or electronic transmission.

If the foregoing is in accordance with your understanding please indicate your acceptance of this Agreement by signing in the space provided for that purpose below.

Very truly yours,

MAST THERAPEUTICS, INC.

By:	/s/ Patrick Keran
Name: Patrick Keran
Title: President

Accepted as of the date first above written:

COWEN AND COMPANY, LLC

Acting on its own behalf and as Representative of several Underwriters listed on Schedule A to this Agreement.

By:	COWEN AND COMPANY, LLC

By:	/s/ James Fenton
Name: James Fenton
Title: Managing Director

SCHEDULE A

Name	Number of Series A Units to be Purchased	Number of Series B Units to be Purchased
Cowen and Company, LLC	21,658,772	9,156,998
Canaccord Genuity Inc.	6,188,222	2,616,284
Laidlaw & Company (UK) Ltd.	2,320,582	981,108
Merriman Capital, Inc.	773,526	327,038

Total	30,941,102	13,081,428

SCHEDULE B

General Use Free Writing Prospectuses

None.

SCHEDULE C

Pricing Information

Purchase Price per Series A Unit: $0.48

Purchase Price per Series B Unit: $0.47

Number of Shares Offered: 30,941,102

Number of Warrants Offered: 22,011,265

Number of Pre-Funded Warrants Offered: 13,081,428

Exercise Price of Warrants: $0.75 per share of Common Stock

Exercise Price of Pre-Funded Warrants: $0.01 per share of Common Stock

Underwriting Discount: 5.25%

SCHEDULE D

Jack Lief

Brian Culley

Howard Dittrich

David Ramsay

Lewis Shuster

Patrick Keran

Brandi Roberts

Edwin Parsley

R. Martin Emanuele

Gregory Gorgas

2

Exhibit A

Form of Warrant

Exhibit B

Form of Pre-Funded Warrant

Exhibit C

Form of Lock-Up Agreement

    , 2014

COWEN AND COMPANY, LLC

    As Representative of the several Underwriters

599 Lexington Avenue

New York, New York 10022

Dear Sirs:

This Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Mast Therapeutics, Inc., a Delaware corporation (the “Company”), and Cowen and Company, LLC (“Cowen”), as representative of the group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering of shares of the common stock, par value $0.001 per share (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 90th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If (i), during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the Lock-Up Period shall be extended and the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or occurrence of the material news or material event, except that such extension will not apply if Cowen waives, in writing, such extension or (A) the Common Stock is an “actively traded security” (as defined in Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (B) the Company meets the applicable requirements of Rule 139(a)(1) under the Securities Act in the manner contemplated by NASD Conduct Rule 2711(f)(4) and (C) the provisions of NASD Conduct Rule 2711(f)(4) do not restrict the publication or distribution, by any of the Underwriters, of any research reports relating to the Company during the 15 days before or after the last day of the Lock-Up Period (before giving effect to such extension).

The restrictions set forth above in this Agreement shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned, (b) to any trust for the direct or indirect benefit of the undersigned or members of the undersigned’s immediate family and is not a transfer for value, or (c) by will or intestate succession upon the death of the undersigned,

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value,

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value,

(4) if the undersigned is a trust, any transfers to the beneficiary of such trust,

(5) any transfers by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement,

(6) transactions relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Period,

(7) the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, of any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period,

(8) any transfers in connection with the “net” or “cashless” exercise or settlement of restricted stock units or other equity awards made by the undersigned to the Company, including any transfer to satisfy tax withholding obligations whether by means of a “net settlement” or otherwise pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus (as defined in the Underwriting Agreement);

(9) any transfers if acquired by the undersigned in open market transactions after the date of the Underwriting Agreement provided, however, that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period with respect to a sale or other disposition of such shares of Common Stock; and

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Cowen, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Cowen, and (B) in the case of any transfer described in clause (1), (2), (6) or (8) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that, (A) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession, (B) in the case of any transfer pursuant to clause (2) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, (C) in the case of any transfer pursuant to clause (3)

above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value, (D) in the case of any transfer pursuant to clause (8) above, such transfer is being made to satisfy tax withholding obligations. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the Securities Act of 1933, as amended, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares.

This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned shall be released from all obligations under this Agreement if (i) the Company notifies Cowen that it does not intend to proceed with the proposed public offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, or (iii) the proposed public offering is not completed by December 31, 2014.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

(Name - Please Print)

(Signature)

[Signature Page to Lock-up Agreement]